Exhibit 10.4

THIRD AMENDMENT TO THE EXCLUSIVE LICENSE AGREEMENT
This Third Amendment to the Exclusive License Agreement (this “Amendment”) is made effective as of August 1, 2014 (the “Amendment No. 3 Effective Date”) between Alphatec Spine, Inc., a Delaware corporation with a principal place of business at 5818 El Camino Real, Carlsbad, California 92008 (“Licensee”) and Stout Medical Group LP, a limited partnership company organized under the laws of the state of Delaware, and having a place of business at 101 E. Mill Street, Unit P, Quakertown, Pennsylvania 18951 (“Licensor”). Licensee and Licensor are each hereafter referred to individually as a “Party” and together as the “Parties”.
WHEREAS, reference is made to that certain Exclusive License Agreement dated September 11, 2007, between the Parties (the “Agreement”).
WHEREAS, the Parties desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties hereto, the Parties hereto agree as follows:
1.AMENDMENTS
1.1    First and Second Amendments. The First Amendment to Exclusive License Agreement, dated as of March 31, 2009 and the Second Amendment to the Exclusive License Agreement, dated as of August 5, 2009 are hereby terminated in their entirety and replaced by the terms and conditions of this Amendment.
1.2    Definitions. Sections 1.7 and 1.16 are hereby deleted and replaced in their entirety with the following language:
1.7    “Licensed Field” shall mean the treatment of spinal vertebral body compression fractures in the Territory.
1.16    “Territory” shall mean all countries and jurisdictions of the world except the United States and its territories and possessions; provided that the exclusion of the United States from the Territory shall only apply with respect to the sale of Licensed Products in the Territory.
1.3    Amendment and Restatement of Sections 4.1.2, 4.1.3 and 4.1.4. Sections 4.1.2, 4.1.3 and 4.1.4 of the Agreement are hereby deleted and replaced in their entirety with the following language:
4.1.2    Intentionally Deleted.
4.1.3    Royalty Payments. Beginning with the quarter ending September 30, 2014, the following flat royalty payments shall be due within forty-five (45) days of the end of each quarter, plus two license modification payments of $[***] each with such modification

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.4

payments being due and payable at the same time as the payment for the quarters ending September 30, 2014 and December 31, 2014 are due and payable:

Calendar Quarter Ending	Royalty Payments
September 30, 2014	[***]
December 31, 2014	[***]
March 31, 2015	[***]
June 30, 2015	[***]
September 30, 2015	[***]
December 31, 2015	[***]
March 31, 2016	[***]
June 30, 2016	[***]
September 30, 2016	[***]
December 31, 2016	[***]

Beginning January 1, 2017, Licensee shall pay to Licensor, within forty-five (45) days of the end of each calendar quarter, earned royalties of eight and one-half percent (8.5%) of Net Sales during such three-month period. Each royalty payment shall (i) be accompanied by a report specifying: the Net Sales (including an accounting of deductions taken in the calculation of Net Sales), and (ii) state the applicable exchange rate used in conversion from any foreign country’s currency to United States Dollars (which conversion shall be determined in accordance with Subsection 4.2.2). Earned royalties beginning January 1, 2017, as described in this Subsection 4.1.3, shall only be credited against minimum royalties which would otherwise be due as required by Subsection 4.1.4 and shall not be credited against or otherwise reduce any other amounts payable hereunder.
4.1.4    Minimum Royalties. Beginning for the calendar year 2017, Licensee shall pay Licensor the following minimum royalty amounts in each six-month period listed next to such amount. No minimum royalty described in this Subsection 4.1.4 shall be credited against or otherwise reduce any other amounts payable hereunder. For a particular six month period, in the event that the sum of the earned royalties on Net Sales timely paid in accordance with Subsection 4.1.3 above with respect to the applicable six-month period is less than the Minimum Six Month Royalty set forth below, the obligation to pay the difference to Licensor shall accrue on the last day of such six month period and be payable by Licensee no later than forty-five (45) days following June 30 or December 31, as applicable:

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.4

Period Ending	Minimum Six-Month Royalty
June 30, 2017	[***]
December 31, 2017	[***]
June 30, 2018	[***]
December 31, 2018	[***]
June 30, 2019	[***]
December 31, 2019	[***]
June 30, 2020, and each six-month period thereafter	[***]

1.4    Amendment of Section 9.1. The first sentence of Section 9.1 is hereby deleted and replaced in its entirety by the following language:
The term of this Agreement shall commence on the Effective Date and expire upon the shorter of: (i) twenty (20) years after the Amendment No. 3 Effective Date; and (ii) the date upon which there is no longer a Valid Claim within the Licensed Patent rights contained in a Licensed Product. For the purposes of this Agreement, “Valid Claim” shall mean a claim indicated as allowable in an issued, unexpired patent or in a pending patent application within the Licensed Patent Rights that (i) has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction, (ii) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (iii) has not been rendered unenforceable through disclaimer or otherwise, and (iv) is not lost through an interference proceeding. The Licensee agrees and acknowledges that its current OsseoFix implant contains Licensed Patent Rights as of the Amendment No. 3 Effective Date.
1.5    Amendment and Restatement of Subsections 9.2.2 and 9.2.3. Sections 9.2.2 and 9.2.3 are hereby deleted and replaced in their entirety by the following language:
9.2.2    Termination Rights for Failure to Pay Royalties. In the event that the Licensee fails (i) to pay any amounts due under Sections 4.1.3 or 4.1.4 within the forty-five (45) day time period required by such Sections, and thereafter does not make payment within fifteen (15) days of notice of non-payment received from Licensor, Licensor shall have the right to terminate this Agreement thirty (30) days thereafter. However, notwithstanding any termination of this Agreement, in the event of a termination pursuant to Section 9.2.2, Licensee shall remain obligated to pay Licensor within thirty (30) additional days after the end of the fifteen (15) day cure period, the following amounts, and Licensor shall have the following rights, which provisions shall survive such termination:
(a)    if the termination is a result of the non-payment of an amount due pursuant to Section 4.1.3, Licensee shall remain obligated to pay Licensor the payment then due as required under Section 9.3.1(ii) and Section 4.1.3 plus [***];

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.4

(b)    if the termination is a result of the non-payment of an amount due pursuant to Section 4.1.4, the Licensee shall remain obligated to pay Licensor the payment then due as required under Section 9.3.1(ii) and Section 4.1.4 plus [***]; and
(c)    Notwithstanding the termination of the Agreement pursuant to this Section 9.2.2, Licensee shall have the right on a non-exclusive basis, for nine (9) months after the date of termination, but only after payment in full of the amounts due Licensor under Sections 9.2.2(a) or 9.2.2(b) above, to sell or otherwise dispose of all finished Licensed Products then on hand. Licensee shall owe no further royalties on sales that occur during such nine (9)-month period, provided that the Licensee has made the amounts due to the Licensor under Sections 9.2.2(a) or 9.2.2(b) above. If the amounts due under Sections 9.2.2(a) or 9.2.2(b) above are not paid, a royalty of 8.5% of Net Sales shall also be due to Licensor during such nine (9)-month period.
9.2.3    Voluntary Termination. Licensee shall have the right to terminate this Agreement upon not less than ninety (90) days prior written notice to Licensor, provided that the payments due under Section 9.2.2(a) or the payments due under Section 9.2.2(b) (as of the date of such termination), as the case may be, are paid in full by the effective termination date.
1.6    Amendment and Restatement of Schedule A. Schedule A of the Agreement, as a result of the amendment to the definition of Territory, is hereby amended and restated in its entirety as set forth in the new Schedule A attached to this Amendment.
2.EXECUTION PAYMENT
Within three (3) days of the Amendment No. 3 Effective Date, the Licensee shall make a payment to the Licensor equal to $[***].
3.MISCELLANEOUS
In the event of any conflict between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Other than as set forth in this Amendment, the remainder of the Agreement shall remain in full force and effect.
[Signatures Follow]

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.4

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representative.

ALPHATEC SPINE, INC.	STOUT MEDICAL GROUP, LP:
By:    Stout Medical Group, Inc.
Its:    General Partner

By: /s/ Michael O’Neill    By:     /s/ Tom Molz
    Name:    Michael O’Neill        Name:    Tom Molz
Title:    CFO        Title:    President and CEO

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.